RIM.COM INC.

                             STOCK OPTION AGREEMENT
                          UNDER 2000 STOCK OPTION PLAN

                                                    Date of Grant: April 6, 2000

     CONSULT YOUR PERSONAL TAX ADVISOR: SUBSTANTIAL TAX CONSE- QUENCES WILL RESULT FROM YOUR EXERCISE OF THIS STOCK OPTION

     Rim.Com Inc., a Nevada corporation (the "Corporation") hereby grants to CHRISTINA M. STRAUCH (the "Optionee"), pursuant to the 2000 Stock Option Plan of the Corporation (the "Plan") which is incorporated herein by reference, an option to purchase a total of THREE HUNDRED THOUSAND (300,000) Shares as defined in the Plan (the "Option"), on the terms and conditions set forth in the Plan and hereinafter. This Option shall not be exercisable later than April 5, 2010 (herein referred to as the "Expiration Date").

     1. VESTING. Subject to the terms and conditions of this Agreement, the Shares subject to this Option shall be fully vested and exercisable as of April 6, 2001.

     2. OPTION PRICE. The Option price for the 300,000 Shares of this Option shall be $.30 per share.

     3. TERMINATION. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be a employee of the Company or its subsidiaries (whether by resignation, retire- ment, dismissal, death or otherwise), except that (a) in the event of the death or disability of the Optionee while an employee of the Company, this option only to the extent exercisable at the date of death or disability may be exercised within the applicable period of time and by the persons indicated in Article VII (6) of the Plan, and (b) in the event of the termination of the Optionee's employment by the Company for any other reason, this option only to the extent exercisable at the date of such termination may be exercised prior to the expiration of three (3) months from the date of such termination, and shall terminate in all other respects; PROVIDED, HOWEVER, that in no event may this option be exercised after the Expiration Date.

     4. EXERCISE. This Option is exercisable with respect to all, or from time to time with respect to any portion, of the Shares described above which have at that time become vested, by deliver- ing written notice of such exercise, in the form prescribed by the Board, to the principal office of the Secretary of the Corporation. Each such notice shall be accompanied by payment in full of the Option price of such Shares. The Board of Directors may grant to the Optionee the right to make payment for the Shares of this Option pursuant to Article VIII of the Plan (i.e., with Stock Appreciation Rights).

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     5.  NON-TRANSFERABLE.  This Option shall during the Optionee's  lifetime be exercisable only by the Optionee, and neither this Option nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate this Option by notice to the Optionee and this Option shall thereupon become null and void.

     6. LEGAL RESTRICTIONS. If the sale of the Shares purchased hereunder is not registered under the Securities Act of 1933, but an exemption is available which requires an investment or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with view to the sale or distribution thereof, and shall make such other representa- tions as are deemed necessary or appropriate by the Corporation and its counsel. In addition, the Optionee agrees that the following legend may be included on the certificate representing the Shares:

     The shares represented hereby have not been registered under the United States Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise transferred without an effective registration thereof under such act or an opinion of counsel, satisfactory to the company and its counsel, that such registration is not required.

     7. CORPORATE TRANSACTIONS.

     (a) If the Corporation is merged or consolidated into or with another corporation (other than by a merger or consolidation in which the Corporation is the surviving corporation) or the Corporation or the Corporation's assets are purchased by another company in exchange for stock, the Corporation shall give the Optionee written notice of the Corporation's initial or preliminary agreement to the transaction and the details of the transaction at least 60 days prior to the closing of the transaction and an additional 30 days written notice prior to the closing date of the transaction and each postponed closing date of the transaction. The then exercisable but unexercised Shares granted in the Option may be exercised by the Optionee at any time prior to the closing date of the transaction and such exercised Shares shall then be deemed outstanding at the close of the transaction.

     8. TAX CONSEQUENCES. This Stock Option is intended as an "Incentive Stock Option" under Section 422A of the Internal Revenue Code of 1986, as amended. Substantial tax consequences are involved in the decision to exercise this

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Option.  Therefore,  the Optionee  should  consult with and seek advice from his personal tax consultant prior to exercising this Option.

     9. MISCELLANEOUS.

     (a) Neither the granting of this Option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the engagement of the Corporation or any of its subsidiaries, or as interfering with or restricting in any way the right of the Corporation to terminate such engagement at any time.

     (b) Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the Shares subject to this Option, except after such date the Optionee or such person has been issued the Shares by the Corporation or its agent.

     (c) The Corporation is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any Shares subject to this Option which results from the inability of the Corporation to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer Shares of the Corporation in satisfaction of this Option if counsel for the Corporation deems such authority necessary for the lawful issuance or transfer of any such shares.

     (d) No Shares acquired by exercise of this Option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation in the Untied States.

     (e) This Option shall be exercised in accordance with such administrative regulations as the Corporation's Board may from time to time adopt. All decisions of the Board upon any legitimate question arising under the Plan or under this Stock Option Agreement shall be conclusive and binding upon the Optionee and all other persons, if determined in good faith.

     IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of the day and year first written above.


                                        RIM.COM INC.

                                        By: /s/ Michael K. Hair
                                           -------------------------------------
                                           Michael K. Hair, President

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